Exhibit 99

OFG Bancorp Reports 2Q17 Results

SAN JUAN, Puerto Rico, July 21, 2017 – OFG Bancorp (NYSE: OFG) today reported results for the second quarter ended June 30, 2017.

2Q17 Highlights

•      Net income available to shareholders increased. OFG reported $13.6 million, or $0.30 per share fully diluted, compared to $11.7 million, or $0.26 per share fully diluted, in 1Q17 and $10.9 million, or $0.25 per share fully diluted, in the year ago 2Q16.

•      Puerto Rico municipality exposure reduced. OFG opportunistically sold a $38.0 million performing term loan with a municipality, resulting in a $4.3 million pre-tax loss. The sale reduced OFG’s exposure to this sector by approximately 27% from March 31, 2017, to $140.8 million after July payments.

•      Balance sheet de-levered further. OFG unwound a 1.48% $100.0 million repurchase agreement, in line with its strategy to reduce borrowings. Related to this, OFG sold $166.0 million of mortgage backed securities (MBS). These transactions resulted in a tax-advantaged gain of $6.9 million.

•      Effective tax rate optimized. OFG now forecasts its 2017 effective tax rate (ETR) to be 29.15% as compared to its previously stated 38% estimate. The new rate is similar to its 2016 rate and resulted in a $2.1 million beneficial adjustment to estimated income tax in 2Q17.

•      Net interest margin (NIM) improved. Due to a significant reduction in the cost of borrowings and higher yields on variable rate commercial loans and on cash, NIM increased 8 basis points from 1Q17 to 5.18%.

•      Credit quality and major performance ratios remained solid. The non-performing loan and total delinquency rates fell to the lowest levels in the last five quarters. Return on average assets was 1.09%, return on average tangible common stockholders’ equity was 8.01%, and the efficiency ratio was 56.49%.

•      Capital buildup continued. All major capital metrics advanced compared to the preceding and year ago quarters. Tangible book value per common share at

$15.51 was up 1.2% and 3.7%, respectively, while tangible common equity ratio at 11.09% was up 43 and 117 basis points, respectively.

CEO Comment

José Rafael Fernández, President, Chief Executive Officer, and Vice Chairman of the Board, commented:

“OFG’s 2Q17 results of $0.30 per share underscored the stability in our business. We have pro-actively managed the environment, exploiting available financial and operating levers, as evident from the resiliency in our results.

“More importantly, our retail franchise continued to grow, with increases in loan generation and customer base. We were the first in the market to emphasize superior customer experience through innovation, which seems to be in everyone else’s vocabulary now.

“As part of our continuing leadership in bringing innovative customer facing solutions to Puerto Rico, Oriental released a new and re-designed version of our mobile banking app. We also finished deploying deposit taking capabilities in all 47 on premise ATMs. We are highly encouraged with customer adoption levels and feedback.

“We continue to be committed to delivering stable financial results in line with the range discussed at the beginning of the year.”

2Q17 Income Statement Highlights

The following compares data for the second quarter 2017 to the first quarter 2017, unless otherwise noted.

•      Interest Income

☐     from Originated Loans, increased $1.5 million to $53.5 million due to higher yields from variable rate commercial loans.

☐     from Acquired Loans, declined $1.9 million to $23.8 million reflecting continued pay downs and lower cost recoveries.

☐     from Securities, increased $0.2 million to $8.7 million from higher yields on cash balances.

•      Interest Expense declined $1.2 million to $10.4 million, primarily due to a full quarter impact of the March 2017 repayment of a 4.78% $232.0 million repurchase agreement.

•      Total Provision for Loan and Lease Losses increased $8.9 million to $26.5 million. This included the previously mentioned loss of $4.3 million on the sale of a municipality loan, an additional provision of $5.9 million for remaining loans to four other municipalities, and $2.3 million in recoveries on auto and consumer loans.

•      Core Net Interest Margin (excluding cost recoveries) expanded to 5.12% from 5.01% primarily due to lower borrowing balances and costs.

•      Total Banking and Wealth Management Revenues increased $0.5 million to $17.9 million, with increases in wealth management fees and in mortgage banking from servicing asset valuation and higher loan production.

•      Other Non-Interest Income reflected the previously mentioned $6.9 million gain on the sale of securities. In 1Q17, there was a $1.4 million gain related to the final outcome of terminating the FDIC shared-loss agreement.

•      Total Non-Interest Expenses increased $1.1 million to $52.8 million. This was primarily due to costs associated with consolidating office space, partially offset by lower credit expenses.

•      Income Tax declined $5.2 million to $4.0 million. The reduction reflects the new 2017 estimated tax rate as a result of a higher proportion of exempt income, including the gain on sale of MBS.

June 30, 2017 Balance Sheet Highlights

The following compares data at June 30, 2017 to March 31, 2017, unless otherwise noted.

•     Total Loans Net increased $2.2 million to $4.09 billion. New retail generation rose to $174.1 million, with growth in consumer and mortgage loans, partially offset by a decline in auto. Commercial loan generation expanded to $80.4 million with the closing of new small business and middle market loans.

•      Total Investments declined $173.9 million to $1.22 billion due to the previously mentioned MBS sale as well as prepayments.

•      Customer Deposits declined $128.1 million to $4.01 billion, largely the result of a decision not to retain a high cost corporate and a government client.

•      Total Borrowings declined $45.1 million to $627.3 million due to the previously mentioned unwinding of a repurchase agreement in 2Q17.

•      Total Stockholders’ Equity increased $7.5 million to $939.0 million primarily due to increases in retained earnings.

Credit Quality Highlights

The following compares data at June 30, 2017 to March 31, 2017, unless otherwise noted.

•      Net Charge-Off Rate increased 39 basis points to 1.79%. This reflected an increase for commercial loans with the sale of the municipality loan, partially offset by reductions in all retail loan categories. The auto and consumer loan net charge-off rate benefited from previously mentioned recoveries.

•      Early Delinquency Rate increased 10 basis points to 3.52% due to increases in auto and mortgage lending, partially offset by improvements in consumer and commercial lending. Total Delinquency Rate declined 3 basis points to 6.31%, reflecting improvements in mortgage and consumer lending, partially offset by increases in auto and commercial lending.

•      Non-Performing Loans remained relatively stable at 3.16% with declines in the mortgage and auto lending non-performing loan rates offset by increases in the commercial and consumer lending non-performing loan rates.

•      Allowance for Loan and Lease Losses increased $9.2 million to $69.7 million due to originated loan growth and the previously mentioned allowance for loans to municipalities.

Capital Position

The following compares data at June 30, 2017 to March 31, 2017, unless otherwise noted.

Capital continued to build and remains significantly above regulatory requirements for a well-capitalized institution.

•      Tangible Common Equity to Total Tangible Assets at 11.09% increased 43 basis points from 1Q17 and 117 basis points year over year, to the highest level in five quarters.

•      Tangible Book Value per Common Share at $15.51 increased 1.2% from 1Q17 and 3.7% year over year to the highest level in five quarters.

•      Common Equity Tier 1 Capital Ratio (using Basel III methodology) at 14.66% increased 36 basis points from 1Q17 and 202 basis points year over year to the highest level in five quarters.

•      Total Risk-Based Capital Ratio at 20.42% increased 37 basis points from 1Q17 and 242 basis points year over year to the highest level in five quarters.

Conference Call

A conference call to discuss OFG’s results for the second quarter 2017, outlook and related matters will be held today, Friday, July 21, 2017 at 10:00 AM Eastern Time. The call will be accessible live via a webcast on OFG’s Investor Relations website at www.ofgbancorp.com.  A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.

Financial Supplement

OFG’s Financial Supplement, with full financial tables for the quarter ended June 30, 2017, can be found on the Webcasts, Presentations & Other Files page, on OFG’s Investor Relations website at www.ofgbancorp.com.

Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain “non-GAAP financial measures” within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. See Tables 9-1 and 9-2 in OFG’s above-mentioned Financial Supplement for reconciliation of GAAP to non-GAAP Measures and Calculations.

Forward Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) a credit default by the government of Puerto Rico; (iv) the fiscal and monetary policies of the federal government and its agencies; (v) changes in federal bank regulatory and supervisory policies, including required levels of capital; (vi) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate market in Puerto Rico; (vii) the performance of the stock and bond markets; (viii) competition in the financial services industry; and (ix) possible legislative, tax or regulatory changes.

For a discussion of such factors and certain risks and uncertainties to which OFG is subject, see OFG’s annual report on Form 10-K for the year ended December 31, 2016, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

About OFG Bancorp

Now in its 53rd year in business, OFG Bancorp is a diversified financial holding company that operates under U.S. and Puerto Rico banking laws and regulations. Its three principal subsidiaries, Oriental Bank, Oriental Financial Services and Oriental Insurance, provide a wide range of retail and commercial banking, lending and wealth management products, services and technology, primarily in Puerto Rico, through 48 financial centers. Investor information can be found at Error! Hyperlink reference not valid.www.ofgbancorp.com.

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Contacts

Puerto Rico: Idalis Montalvo (idalis.montalvo@orientalbank.com) at (787) 777-2847

US: Steven Anreder (sanreder@ofgbancorp.com) and Gary Fishman (gfishman@ofgbancorp.com) at (212) 532-3232

OFG Bancorp
Financial Supplement

The information contained in this Financial Supplement is preliminary and based on data available at the time of the earnings presentation, and investors should refer to our June 30, 2017 Quarterly Report on Form 10-Q once it is filed with the Securities and Exchange Commission.

Table of Contents
		Pages

OFG Bancorp (Consolidated Financial Information)
Table 1:	Financial and Statistical Summary - Consolidated	2
Table 2:	Consolidated Statements of Operations	3
Table 3:	Consolidated Statements of Financial Condition	4
Table 4:	Information on Loan Portfolio and Production	5
Table 5:	Average Balances, Net Interest Income and Net Interest Margin	6-7
Table 6:	Loan Information and Performance Statistics (Excluding Acquired Loans)	8-9
Table 7:	Allowance for Loan and Lease Losses	10
Table 8:	Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired
	with Deteriorated Credit Quality, Including those by Analogy)	11
Table 9:	Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory
	Capital	12-13
Table 10:	Notes to Financial Summary, Selected Metrics, Loans, and Consolidated
	Financial Statements (Tables 1-9)	14

OFG Bancorp (NYSE: OFG)
Table 1: Financial and Statistical Summary - Consolidated
		2017		2017	2016	2016		2016	2017	2016
(Dollars in thousands, except per share data) (unaudited)		Q2		Q1	Q4	Q3		Q2	YTD	YTD
Earnings
Net interest income		$75,563		$74,618	$74,213	$76,927		$73,312	$150,181	$148,287
Non-interest income, net (core)	(2)	17,933		17,428	20,415	18,277		18,284	35,361	35,409
Non-interest expense		52,816		51,684	52,382	54,927		53,825	104,500	108,682
Pre-provision net revenues		47,633		42,008	39,777	42,215		34,642	89,641	68,263
Provision for loan and lease losses		26,536	(a)	17,654	13,373	23,469	(c)	14,445	44,190	28,234
Net income before income taxes		21,097		24,354	26,404	18,746		20,197	45,451	40,029
Income tax expense		3,993		9,204	10,848	3,627		5,858	13,197	11,519
Net income		$17,104		$15,150	$15,556	$15,119		$14,339	$32,254	$28,510
Common Share Statistics
Earnings per common share - basic	(3)	$0.30		$0.27	$0.28	$0.27		$0.25	$0.58	$0.49
Earnings per common share - diluted	(4)	$0.30		$0.26	$0.27	$0.26		$0.25	$0.57	$0.49
Average common shares outstanding		43,947		43,915	43,914	43,926		43,914	43,931	43,906
Average common shares outstanding and equivalents		51,100		51,131	51,098	51,111		51,095	51,093	51,081
Cash dividends per common share		$0.06		$0.06	$0.06	$0.06		$0.06	$0.12	$0.12
Book value per common share (period end)		$17.59		$17.42	$17.18	$17.29		$17.08	$17.59	$17.08
Tangible book value per common share (period end)	(5)	$15.51		$15.33	$15.08	$15.18		$14.96	$15.51	$14.96
Balance Sheet (Average Balances)
Loans	(6)	$4,129,550		$4,141,628	$4,195,966	$4,398,032		$4,445,658	$4,135,591	$4,459,982
Interest-earning assets		5,848,525		5,932,924	5,972,163	6,169,251		6,270,042	5,890,526	6,348,597
Total assets		6,278,464		6,374,177	6,455,023	6,653,446		6,778,190	6,326,056	6,884,158
Interest-bearing deposits		3,844,490		3,850,506	3,875,536	3,920,565		3,929,280	3,847,481	3,925,194
Borrowings		614,332		715,951	750,446	917,212		1,047,753	664,861	1,143,713
Stockholders' equity		938,707		926,011	919,697	919,171		908,394	932,388	904,764
Common stockholders' equity		772,837		760,141	753,827	753,301		742,524	766,518	738,894
Performance Metrics
Net interest margin	(7)	5.18%		5.10%	4.94%	4.95%		4.69%	5.14%	4.68%
Return on average assets	(8)	1.09%		0.95%	0.96%	0.91%		0.85%	1.02%	0.83%
Return on average tangible common stockholders' equity	(9)	8.01%		7.00%	7.31%	7.06%		6.70%	7.51%	6.69%
Efficiency ratio	(10)	56.49%		56.15%	55.36%	57.69%		58.76%	56.32%	59.16%
Full-time equivalent employees, period end		1,472		1,446	1,437	1,439		1,451	1,472	1,451
Credit Quality Metrics
Excluding acquired loans:	(1)
Allowance for loan and lease losses		$69,666	(a)	$60,483	$59,300	$62,168	(c)	$112,812	$69,666	$112,812
Allowance as a % of loans held for investment		2.25%		1.98%	1.95%	2.06%		3.53%	2.25%	3.53%
Net charge-offs		$13,635	(a)(b)	$10,552	$13,506	$65,352	(c)	$9,478	$24,187	$19,526
Net charge-off rate	(11)	1.79%	(a)(b)	1.40%	1.80%	8.27%	(c)	1.21%	1.59%	1.25%
Early delinquency rate (30 - 89 days past due)		3.52%		3.42%	3.31%	3.70%		3.31%	3.52%	3.31%
Total delinquency rate (30 days and over)		6.31%		6.34%	6.49%	6.92%		6.28%	6.31%	6.28%
Capital Ratios (Non-GAAP)	(12)
Leverage ratio		13.69%		13.20%	12.99%	12.35%		11.92%	13.69%	11.92%
Common equity Tier 1 capital ratio		14.66%		14.30%	14.05%	13.34%		12.64%	14.66%	12.64%
Tier 1 risk-based capital ratio		19.14%		18.77%	18.35%	17.46%		16.71%	19.14%	16.71%
Total risk-based capital ratio		20.42%		20.05%	19.62%	18.73%		18.00%	20.42%	18.00%
Tangible common equity ("TCE") ratio		11.09%		10.66%	10.33%	10.25%		9.92%	11.09%	9.92%

(a) On June 30, 2017, the Company entered into an agreement for the sale of a municipality loan for $28.8 million. At June 30, 2017, this loan, which included a principal payment of $4.8 million received in July 1, 2017, was reported as other loans held for sale, at fair value.  As a result of this transaction, the Company recognized a $4.3 million charge-off during the quarter. Proceeds were received on July 5, 2017. A general allowance $5.9 million was created during the quarter for the remaining portfolio of municipal loans.

(b) During Q2 2017 , the Company had additional recoveries in auto and consumer loans of $1.1 million and $612 thousand, respectively.

(c) During Q3 2016, the Company entered into an agreement to sell its outstanding participation in the PREPA line of credit for $124 million, slightly lower than the adjusted book balance, net of reserves. At September 30, 2016, this line of credit was reported as other loans held for sale, at fair value. Proceeds were received on October 7, 2016. As a result of this transaction, the Company recognized a $56.2 million charge-off and a $2.9 million provision for loan and lease losses during the quarter ended September 30, 2016.

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OFG Bancorp (NYSE: OFG)
Table 2: Consolidated Statements of Operations
		Quarter Ended								Six-Months Ended
		June 30,		March 31,		December 31,	September 30,		June 30,	June 30,		June 30,
(Dollars in thousands, except per share data) (unaudited)		2017		2017		2016	2016		2016	2017		2016
Interest income:
Loans	(1)
Non-acquired loans		$53,449		$51,955		$51,581	$50,568		$49,108	$105,404		$97,008
Acquired BBVAPR loans		17,752		19,085		20,232	22,723		23,670	36,837		49,346
Acquired Eurobank loans		6,037		6,610		6,701	9,313		6,897	12,647		14,473
Total interest income from loans		77,238		77,650		78,514	82,604		79,675	154,888		160,827
Investment securities		8,702		8,528		8,280	7,980		8,233	17,230		18,387
Total interest income		85,940		86,178		86,794	90,584		87,908	172,118		179,214
Interest expense:
Deposits
Core deposits		5,568		5,468		5,536	5,580		5,551	11,036		10,687
Brokered deposits		2,084		1,885		1,895	1,751		1,816	3,969		3,804
Total deposits		7,652		7,353		7,431	7,331		7,367	15,005		14,491
Borrowings		2,725		4,207	(d)	5,150	6,326		7,229	6,932		16,436
Total interest expense		10,377		11,560		12,581	13,657		14,596	21,937		30,927
Net interest income		75,563		74,618		74,213	76,927		73,312	150,181		148,287
Provision for loan and lease losses, excluding acquired loans	(1)	22,818	(a)	11,735		10,638	14,708	(f)	9,052	34,553	(a)	19,710
Provision for acquired BBVAPR loan and lease losses	(1)	3,306		4,299		3,135	7,942		4,362	7,605		6,688
Provision (recapture) for acquired Eurobank loan and lease losses	(1)	412		1,620		(400)	819		1,031	2,032		1,836
Total provision for loan and lease losses, net		26,536		17,654		13,373	23,469		14,445	44,190		28,234
Net interest income after provision for loan and lease losses		49,027		56,964		60,840	53,458		58,867	105,991		120,053
Non-interest income:
Banking service revenues		10,458		10,626		10,980	10,330		10,219	21,084		20,337
Wealth management revenues		6,516		6,215		7,714	6,526		7,041	12,731		13,193
Mortgage banking activities		959		587		1,721	1,421		1,024	1,546		1,879
Total banking and wealth management revenues		17,933		17,428		20,415	18,277		18,284	35,361		35,409
FDIC shared-loss benefit (expense), net		-		1,403	(e)	(2,836)	(3,296)		(3,420)	1,403		(7,449)
Other gains, net		6,953	(b)	243		367	5,234	(g)	291	7,196	(b)	698
Total non-interest income, net		24,886		19,074		17,946	20,215		15,155	43,960		28,658
Non-interest expense:
Compensation and employee benefits		19,317		20,347		18,898	19,168		18,441	39,664		38,696
Rent and occupancy costs		8,690		7,367		7,553	7,484		8,107	16,057		15,928
Net loss on sale of foreclosed real estate and other repossessed assets		1,787		1,326		1,219	2,970		4,163	3,113		6,094
General and administrative expenses		20,805		20,018		22,622	21,586		20,911	40,823		43,506
Total operating expenses		50,599		49,058		50,292	51,208		51,622	99,657		104,224
Credit related expenses		2,217		2,626		2,090	3,719		2,203	4,843		4,458
Total non-interest expense		52,816		51,684		52,382	54,927		53,825	104,500		108,682
Income before income taxes		21,097		24,354		26,404	18,746		20,197	45,451		40,029
Income tax expense		3,993	(c)	9,204		10,848	3,627		5,858	13,197		11,519
Net income		17,104		15,150		15,556	15,119		14,339	32,254		28,510
Less: dividends on preferred stock
Convertible preferred stock		(1,837)		(1,838)		(1,837)	(1,838)		(1,837)	(3,675)		(3,675)
Other preferred stock		(1,629)		(1,627)		(1,629)	(1,627)		(1,629)	(3,256)		(3,256)
Net income available to common shareholders		$13,638		$11,685		$12,090	$11,654		$10,874	$25,323		$21,579

(a) On June 30, 2017, the Company entered into an agreement for the sale of a municipality loan for $28.8 million. At June 30, 2017, this loan, which included a principal payment of $4.8 million received in July 1, 2017, was reported as other loans held for sale, at fair value.  As a result of this transaction, the Company recognized a $4.3 million charge-off during the quarter. Proceeds were received on July 5, 2017. A general allowance $5.9 million was created during the quarter for the remaining portfolio of municipal loans.

(b) During Q2 2017, the Company sold $166.0 million of mortgage-backed securities and recorded a net gain on sale of securities of $6.8 million. Also, it sold $39.2 million Treasury Notes and recorded a net gain of $112 thousand. In addition, the Company unwound repurchase agreements in the amount of $100 million at a cost of $80 thousand.

(c) During Q2 2017, the effective income tax rate decreased as a result of higher proportion of exempt income and income subject to preferential rates mainly due to the gain in sale of investment portfolio.

(d) During Q1 2017, a $232.0 million repurchase agreement at 4.78% was repaid at maturity.

(e) During Q1 2017, the Bank and the FDIC agreed to terminate the single family and commercial shared-loss agreements related to the FDIC assisted acquisition of Eurobank on April 30, 2010, resulting in a benefit of $1.4 million.

(f) During Q3 2016, the Company entered into an agreement to sell its outstanding participation in the PREPA line of credit for $124 million, slightly lower than the adjusted book balance, net of reserves. At September 30, 2016, this line of credit was reported as other loans held for sale, at fair value. Proceeds were received on October 7, 2016. As a result of this transaction, the Company recognized a $56.2 million charge-off and a $2.9 provision for loan and lease losses during the quarter ended September 30, 2016.

(g) During Q3 2016, the Company received $5 million from a 2009 claim of loss related to a private label collateralized obligation.

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OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statements of Financial Condition
	June 30,		March 31,		December 31,	September 30,		June 30,
(Dollars in thousands) (unaudited)	2017		2017		2016	2016		2016
Cash and cash equivalents	$480,338		$483,301		$513,469	$512,295		$520,078
Investments:
Trading securities	294		314		347	380		348
Investment securities available-for-sale, at fair value, with amortized cost of $649,280
(March 31, 2017 - $796,558; December 31, 2016 - $749,867; September 30, 2016 - $623,994;
June 30, 2016 - $645,298)
Mortgage-backed securities	584,930	(a)	741,405		692,552	632,429		651,724
Other investment securities	64,397		58,637		58,932	10,254		12,578
Total investment securities available-for-sale	649,327		800,042		751,484	642,683		664,302
Mortgage-backed securities held-to-maturity, at amortized cost, with fair value of $549,595
(March 31, 2017 - $570,963; December 31, 2016 - $592,763; September 30, 2016 - $650,023;
June 30, 2016 - $643,530)	555,407		577,997		599,884	641,890		635,399
Federal Home Loan Bank (FHLB) stock, at cost	16,616		17,161		10,793	12,712		19,838
Other investments	3		3		3	3		3
Total investments	1,221,647		1,395,517		1,362,511	1,297,668		1,319,890
Loans, net	4,091,866		4,089,708		4,147,692	4,298,965	(d)	4,373,617
Other assets:
FDIC shared-loss indemnification asset	-		-	(b)	14,411	16,670		18,426
Derivative assets	957		1,123		1,330	1,503		1,926
Prepaid expenses	17,117		15,496		17,096	19,514		16,332
Deferred tax asset, net	116,199		121,442		124,200	131,061		143,048
Foreclosed real estate and repossessed properties	53,448		50,820		50,743	49,188		55,086
Premises and equipment, net	69,836		69,786		70,407	71,105		72,585
Goodwill	86,069		86,069		86,069	86,069		86,069
Accounts receivable and other assets	98,349		101,345		113,896	108,075		105,539
Total assets	$6,235,826		$6,414,607		$6,501,824	$6,592,113		$6,712,596

Deposits:
Demand deposits	$1,844,996		$1,944,921		$1,939,764	$2,012,255		$1,972,743
Savings accounts	1,115,669		1,174,581		1,128,190	1,118,783		1,110,423
Time deposits	1,053,110		1,022,447		1,020,138	1,042,572		999,243
Brokered deposits	568,911		575,879		576,395	581,161		561,645
Total deposits	4,582,686		4,717,828		4,664,487	4,754,771		4,644,054
Borrowings:
Securities sold under agreements to repurchase	453,492		531,179	(c)	653,756	658,232		626,109
Advances from FHLB and other borrowings	137,717		105,133		105,515	105,984	(e)	308,233
Subordinated capital notes	36,083		36,083		36,083	36,083	(e)	102,983
Total borrowings	627,292		672,395		795,354	800,299		1,037,325
Other liabilities:
Derivative liabilities	1,881		1,967		2,437	4,306		5,413
Acceptances outstanding	22,739		24,288		23,765	18,043		20,984
Accrued expenses and other liabilities	62,259		66,700		95,370	89,760		88,930
Total liabilities	5,296,857		5,483,178		5,581,413	5,667,179		5,796,706
Stockholders' equity:
Preferred stock	176,000		176,000		176,000	176,000		176,000
Common stock	52,626		52,626		52,626	52,626		52,626
Additional paid-in capital	541,005		540,808		540,948	540,692		540,705
Legal surplus	79,460		77,772		76,293	74,788		73,265
Retained earnings	194,687		185,377		177,808	169,858		162,363
Treasury stock, at cost	(104,502)		(104,502)		(104,860)	(104,874)		(104,874)
Accumulated other comprehensive income, net	(307)		3,348		1,596	15,844		15,805
Total stockholders' equity	938,969		931,429		920,411	924,934		915,890
Total liabilities and stockholders' equity	$6,235,826		$6,414,607		$6,501,824	$6,592,113		$6,712,596

(a) During Q2 2017, the Company sold $166.0 million of mortgage-backed securities and recorded a net gain on sale of securities of $6.8 million. Also, it sold $39.2 million Treasury Notes and recorded a net gain of $112 thousand. In addition, the Company unwound repurchase agreements in the amount of $100 million at a cost of $80 thousand.

(b) During Q1 2017, the Bank and the FDIC agreed to terminate the single family and commercial shared-loss agreements related to the FDIC assisted acquisition of Eurobank on April 30, 2010, resulting in a benefit of $1.4 million.

(c) During Q1 2017, a $232.0 million repurchase agreement at 4.78% was repaid at maturity.

(d) During Q3 2016, the Company entered into an agreement to sell its outstanding participation in the PREPA line of credit for $124 million, slightly lower than the adjusted book balance, net of reserves. At September 30, 2016, this line of credit was reported as other loans held for sale, at fair value. Proceeds were received on October 7, 2016. As a result of this transaction, the Company recognized a $56.2 million charge-off and a $2.9 provision for loan and lease losses during the quarter ended September 30, 2016.

(e) During Q3 2016, the Company paid-off, at maturity, $205.0 million in FHLB advances and a former BBVA subordinated capital note of $67.0 million, assumed as part of the 2012 acquisition of its PR operations.

4

OFG Bancorp (NYSE: OFG)
Table 4: Information on Loan Portfolio and Production

		June 30,		March 31,	December 31,	September 30,		June 30,
(Dollars in thousands) (unaudited)		2017		2017	2016	2016		2016
Non-acquired loans held for investment:
Mortgage		$699,290		$709,863	$721,494	$735,367		$741,917
Commercial		1,270,844	(a)	1,253,712	1,277,866	1,267,177	(b)	1,476,613
Consumer		314,267		300,412	290,515	278,666		265,269
Auto		807,204		786,606	756,395	730,589		712,268
		3,091,605		3,050,593	3,046,270	3,011,799		3,196,067
Less: Allowance for loan and lease losses		(69,666)	(a)	(60,483)	(59,301)	(62,168)	(b)	(112,812)
		3,021,939		2,990,110	2,986,969	2,949,631		3,083,255
Deferred loan costs, net		6,574		6,464	5,766	5,421		4,619
Total non-acquired loans held for investment, net		3,028,513		2,996,574	2,992,735	2,955,052		3,087,874

Acquired loans:	(1)
BBVAPR
Accounted for under ASC 310-20
Commercial		5,350		5,436	5,562	5,755		4,559
Consumer		30,233		31,001	32,862	34,215		35,194
Auto		33,661		42,523	53,026	64,393		77,118
		69,244		78,960	91,450	104,363		116,871
Less: Allowance for loan and lease losses		(3,348)		(3,615)	(4,299)	(4,213)		(4,487)
		65,896		75,345	87,151	100,150		112,384

Accounted for under ASC 310-30
Mortgage		544,325		558,112	569,253	579,769		591,029
Commercial		266,002		278,665	292,564	301,599		323,105
Consumer		2,163		3,201	4,301	5,768		7,331
Auto		58,078		71,495	85,676	100,475		117,038
		870,568		911,473	951,794	987,611		1,038,503
Less: Allowance for loan and lease losses		(37,494)		(34,930)	(31,056)	(29,819)		(22,801)
		833,074		876,543	920,738	957,792		1,015,702
Total Acquired BBVAPR loans, net		898,970		951,888	1,007,889	1,057,942		1,128,086

Eurobank
Accounted for under ASC 310-30
Mortgage		70,329		72,966	73,018	75,043		76,777
Commercial		66,894		73,181	81,460	82,753		83,377
Consumer		1,256		1,268	1,372	1,488		1,410
		138,479		147,415	155,850	159,284		161,564
Less: Allowance for loan and lease losses		(21,787)		(22,006)	(21,281)	(22,812)		(22,116)
Total Acquired Eurobank loans, net		116,692		125,409	134,569	136,472		139,448
Total acquired loans, net		1,015,662		1,077,297	1,142,458	1,194,414		1,267,534
Total loans held for investment		4,044,175		4,073,871	4,135,193	4,149,466		4,355,408
Mortgage loans held for sale		14,044		15,837	12,499	26,362		18,209
Other loans held for sale		33,647	(a)	-	-	123,137	(b)	-
Total loans, net		$4,091,866		$4,089,708	$4,147,692	$4,298,965		$4,373,617

Loan Portfolio Summary:
Loans held for investment:
Mortgage		$1,313,944		$1,340,941	$1,363,765	$1,390,179		$1,409,723
Commercial		1,609,090	(a)	1,610,994	1,657,452	1,657,284	(b)	1,887,654
Consumer		347,919		335,882	329,050	320,137		309,204
Auto and leasing		898,943		900,624	895,097	895,457		906,424
		4,169,896		4,188,441	4,245,364	4,263,057		4,513,005
Less: Allowance for loan and lease losses		(132,295)	(a)	(121,034)	(115,937)	(119,012)	(b)	(162,216)
		4,037,601		4,067,407	4,129,427	4,144,045		4,350,789
Deferred loan costs, net		6,574		6,464	5,766	5,421		4,619
Total loans held for investment, net		4,044,175		4,073,871	4,135,193	4,149,466		4,355,408
Mortgage loans held for sale		14,044		15,837	12,499	26,362		18,209
Other loans held for sale		33,647	(a)	-	-	123,137	(b)	-
Total loans, net		$4,091,866		$4,089,708	$4,147,692	$4,298,965		$4,373,617

		2017		2017	2016	2016		2016
(Dollars in thousands) (unaudited)		Q2		Q1	Q4	Q3		Q2
Quarterly loan production	(13)
Mortgage		$45,877		$43,474	$51,208	$51,022		$57,636
Commercial		80,367		46,451	86,832	62,628		66,316
Consumer		49,652		42,149	42,295	43,636		39,550
Auto and Leasing		78,584		86,784	77,602	69,523		74,383
Total		$254,480		$218,858	$257,937	$226,809		$237,885

(a) On June 30, 2017, the Company entered into an agreement for the sale of a municipality loan for $28.8 million. At June 30, 2017, this loan, which included a principal payment of $4.8 million received in July 1, 2017, was reported as other loans held for sale, at fair value.  As a result of this transaction, the Company recognized a $4.3 million charge-off during the quarter. Proceeds were received on July 5, 2017. A general allowance $5.9 million was created during the quarter for the remaining portfolio of municipal loans.

(b) During Q3 2016, the Company entered into an agreement to sell its outstanding participation in the PREPA line of credit for $124 million, slightly lower than the adjusted book balance, net of reserves. At September 30, 2016, this line of credit was reported as other loans held for sale, at fair value. Proceeds were received on October 7, 2016. As a result of this transaction, the Company recognized a $56.2 million charge-off and a $2.9 provision for loan and lease losses during the quarter ended September 30, 2016.

5

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin
	2017 Q2			2017 Q1			2016 Q4			2016 Q3			2016 Q2
		Interest			Interest			Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents and securities purchased under agreements to resell	$384,037	$956	1.00%	$431,110	$845	0.79%	$445,246	$581	0.52%	$477,968	$661	0.55%	$512,916	$612	0.48%
Investment securities	1,334,938	7,747	2.33%	1,360,186	7,683	2.29%	1,330,951	7,699	2.30%	1,293,251	7,319	2.25%	1,311,468	7,621	2.33%
Loans
Non-acquired loans	3,051,549	53,448	7.03%	3,015,456	51,955	6.99%	3,009,579	51,581	6.82%	3,160,091	50,569	6.35%	3,129,570	49,108	6.29%
Acquired BBVAPR loans	949,479	17,752	7.50%	997,649	19,085	7.76%	1,050,468	20,232	7.66%	1,100,336	22,723	8.19%	1,172,087	23,670	8.10%
Acquired Eurobank loans	128,522	6,037	18.84%	128,522	6,610	20.86%	135,919	6,701	19.61%	137,605	9,313	26.85%	144,001	6,897	19.21%
Total loans	4,129,550	77,237	7.50%	4,141,627	77,650	7.60%	4,195,966	78,514	7.44%	4,398,032	82,605	7.45%	4,445,658	79,675	7.19%
Total interest-earning assets	$5,848,525	$85,940	5.89%	$5,932,923	$86,178	5.89%	$5,972,163	$86,794	5.78%	$6,169,251	$90,585	5.83%	$6,270,042	$87,908	5.62%

Interest bearing liabilities:
Deposits
NOW accounts	$1,080,135	$1,051	0.39%	$1,092,389	$1,041	0.39%	$1,119,597	$1,172	0.42%	$1,243,640	$1,314	0.42%	$1,231,576	$1,518	0.49%
Savings accounts	1,151,650	1,485	0.52%	1,164,040	1,481	0.52%	1,126,600	1,384	0.49%	1,113,649	1,351	0.48%	1,103,808	1,308	0.48%
Time deposits	1,037,063	2,802	1.08%	1,019,528	2,715	1.08%	1,045,732	2,794	1.06%	1,013,905	2,735	1.07%	981,759	2,558	1.05%
Brokered deposits	575,642	2,084	1.45%	574,549	1,885	1.33%	583,607	1,895	1.29%	549,371	1,751	1.26%	612,137	1,816	1.19%
3,844,490	7,422	0.77%	3,850,506	7,122	0.75%	3,875,536	7,245	0.74%	3,920,565	7,151	0.72%	3,929,280	7,200	0.73%
Non-interest bearing deposit accounts	835,026	-	-	832,665	-	-	832,332	-	-	801,833	-	-	774,496	-	-%
Fair value premium amortization and core deposit intangible amortization	-	231	-	-	231	-	-	186	-	-	180	-	-	167	-
Total deposits	4,679,516	7,653	0.66%	4,683,171	7,353	0.64%	4,707,868	7,431	0.63%	4,722,398	7,331	0.62%	4,703,776	7,367	0.63%
Borrowings
Securities sold under agreements to repurchase	472,338	1,733	1.47%	574,771	3,244	2.29%	608,802	4,177	2.73%	620,353	4,272	2.73%	627,693	4,258	2.72%
Advances from FHLB and other borrowings	105,911	607	2.30%	105,097	596	2.30%	105,561	611	2.30%	195,278	1,237	2.51	2	317,191	2,098	2.65%
Subordinated capital notes	36,083	384	4.27%	36,083	367	4.12%	36,083	362	3.99%	101,581	818	3.19%	102,869	873	3.40%
Total borrowings	614,332	2,724	1.78%	715,951	4,207	2.38%	750,446	5,150	2.73%	917,212	6,327	2.74%	1,047,753	7,229	2.77%
Total interest-bearing liabilities	$5,293,848	$10,377	0.79%	$5,399,122	$11,560	0.87%	$5,458,314	$12,581	0.92%	$5,639,610	$13,658	0.96%	$5,751,529	$14,596	1.02%
Interest rate spread	$75,563	5.10%	$74,618	5.02%	$74,213	4.86%	$76,927	4.87%	$73,312	4.60%
Net interest margin	5.18%	5.10%	4.94%	4.95%	4.69%

ASC 310-30 loan cost recoveries:
Acquired BBVAPR loans	$300	$245	$130	$809	$293
Acquired Eurobank loans	615	1,055	729	3,012	539
$915	$1,300	$859	$3,821	$832
Adjusted excluding cost recoveries (Non-GAAP):
Total interest-earning assets	$5,848,525	$85,025	5.83%	$5,932,923	$84,878	5.80%	$5,972,163	$85,935	5.72%	$6,169,251	$86,764	5.58%	$6,270,042	$87,076	5.57%
Interest rate spread	$74,648	5.04%	$73,318	4.93%	$73,354	4.80%	$73,106	4.62%	$72,480	4.55%
Net interest margin	5.12%	5.01%	4.89%	4.70%	4.64%

6

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin (Continued)
	2017 YTD			2016 YTD
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents and securities purchased under agreements to resell	$407,443	$1,801	0.89%	$507,817	$1,258	0.50%
Investment securities	1,347,492	15,429	2.31%	1,380,798	17,129	2.49%
Loans
Non-acquired loans	3,033,503	105,404	7.01%	3,114,864	97,023	6.25%
Acquired BBVAPR loans	973,566	36,837	7.63%	1,206,172	49,320	8.20%
Acquired Eurobank loans	128,522	12,647	19.84%	138,947	14,484	20.91%
Total loans	4,135,591	154,888	7.55%	4,459,982	160,827	7.23%
Total interest-earning assets	$5,890,526	$172,118	5.89%	$6,348,597	$179,214	5.66%

Interest bearing liabilities:
Deposits
NOW accounts	$1,086,228	$2,092	0.39%	$1,173,975	$2,600	0.44%
Savings accounts	1,157,811	2,966	0.52%	1,109,680	2,706	0.49%
Time deposits	1,028,344	5,517	1.08%	968,308	5,053	1.05%
Brokered deposits	575,098	3,970	1.39%	673,231	3,804	1.13%
	3,847,481	14,545	0.76%	3,925,194	14,163	0.72%
Non-interest bearing deposit accounts	833,852	-	-	792,564	-	-%
Fair value premium amortization and core deposit intangible amortization	-	460	-	-	328	-
Total deposits	4,681,333	15,005	0.65%	4,717,758	14,491	0.62%
Borrowings
Securities sold under agreements to repurchase	523,272	4,979	1.92%	713,653	10,358	2.91%
Advances from FHLB and other borrowings	105,506	1,202	2.30%	327,278	4,337	2.66%
Subordinated capital notes	36,083	751	4.20%	102,782	1,741	3.40%
Total borrowings	664,861	6,932	2.10%	1,143,713	16,436	2.88%
Total interest-bearing liabilities	$5,346,194	$21,937	0.83%	$5,861,471	$30,927	1.06%
Interest rate spread		$150,181	5.06%		$148,287	4.60%
Net interest margin			5.14%			4.68%

ASC 310-30 loan cost recoveries:
Acquired BBVAPR loans		$545			976
Acquired Eurobank loans		1,670			1,865
		$2,215			$2,841
Adjusted excluding cost recoveries (Non-GAAP):
Total interest-earning assets	$5,890,526	$169,903	5.82%	$6,348,597	$176,373	5.57%
Interest rate spread		$147,966	4.99%		$145,446	4.51%
Net interest margin			5.07%			4.59%

7

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (1)
	2017		2017	2016	2016		2016
(Dollars in thousands) (unaudited)	Q2		Q1	Q4	Q3		Q2
Net Charge-offs
Mortgage:
Charge-offs	$2,162		$2,379	$2,075	$1,656		$1,374
Recoveries	(63)		(56)	(125)	(21)		(36)
Total mortgage	2,099		2,323	1,950	1,635		1,338
Commercial:
Charge-offs	4,841	(a)	856	3,901	56,700	(c)	833
Recoveries	(136)		(89)	(53)	(93)		(228)
Total commercial	4,705		767	3,848	56,607	(c)	605
Consumer:
Charge-offs	4,012		3,358	3,243	3,173		2,811
Recoveries	(780)	(b)	(165)	(97)	(120)		(133)
Total consumer	3,232		3,193	3,146	3,053		2,678
Auto and Leasing:
Charge-offs	7,775		7,563	7,464	7,804		8,100
Recoveries	(4,176)	(b)	(3,294)	(2,902)	(3,747)		(3,243)
Total auto and leasing	3,599		4,269	4,562	4,057		4,857
Total	$13,635		$10,552	$13,506	$65,352	(c)	$9,478
Net Charge-off Rates
Mortgage	1.20%		1.31%	1.07%	0.88%		0.72%
Commercial	1.50%	(a)	0.25%	1.22%	15.88%	(c)	0.17%
Consumer	4.42%	(b)	4.57%	4.62%	4.71%		4.35%
Auto and Leasing	1.79%	(b)	2.19%	2.44%	2.23%		2.75%
Total	1.79%		1.40%	1.80%	8.27%	(c)	1.21%
Average Loans Held For Investment
Mortgage	$698,782		$711,553	$730,707	$746,613		$743,516
Commercial	1,256,827		1,245,530	1,258,896	1,426,216		1,433,944
Consumer	292,739		279,558	272,353	259,535		246,003
Auto and Leasing	803,201		778,815	747,623	727,727		706,107
Total	$3,051,549		$3,015,456	$3,009,579	$3,160,091		$3,129,570

(a) On June 30, 2017, the Company entered into an agreement for the sale of a municipality loan for $28.8 million. At June 30, 2017, this loan, which included a principal payment of $4.8 million received in July 1, 2017, was reported as other loans held for sale, at fair value.  As a result of this transaction, the Company recognized a $4.3 million charge-off during the quarter. Proceeds were received on July 5, 2017. A general allowance $5.9 million was created during the quarter for the remaining portfolio of municipal loans.

(b) During Q2 2017 , the Company had additional recoveries in auto and consumer loans of $1.1 million and $612 thousand, respectively.

(c) During Q3 2016, the Company entered into an agreement to sell its outstanding participation in the PREPA line of credit for $124 million, slightly lower than the adjusted book balance, net of reserves. At September 30, 2016, this line of credit was reported as other loans held for sale, at fair value. Proceeds were received on October 7, 2016. As a result of this transaction, the Company recognized a $56.2 million charge-off and a $2.9 provision for loan and lease losses during the quarter ended September 30, 2016.

8

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (Continued) (1)
		2017	2017	2016	2016		2016
(Dollars in thousands) (unaudited)		Q2	Q1	Q4	Q3		Q2
Early Delinquency (30 - 89 days past due)
Mortgage		$32,292	$30,827	$32,516	$37,015		$33,099
Commercial		4,648	5,708	1,602	4,177		4,923
Consumer		5,495	6,024	5,106	4,796		3,765
Auto and Leasing		66,372	61,912	61,728	65,302		63,871
Total		$108,807	$104,471	$100,952	$111,290		$105,658
Early Delinquency Rates (30 - 89 days past due)
Mortgage		4.62%	4.34%	4.51%	5.03%		4.46%
Commercial		0.37%	0.46%	0.13%	0.33%		0.33%
Consumer		1.75%	2.01%	1.76%	1.72%		1.42%
Auto and Leasing		8.22%	7.87%	8.16%	8.94%		8.97%
Total		3.52%	3.42%	3.31%	3.70%		3.31%
Total Delinquency (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		$85,908	$90,849	$98,506	$103,770		$95,909
GNMA's buy-back option program		9,229	9,973	9,681	9,598		8,369
Total mortgage		95,137	100,822	108,187	113,368		104,278
Commercial		18,154	15,711	12,798	14,947		20,005
Consumer		7,275	7,383	6,752	6,302		5,190
Auto and Leasing		74,577	69,622	69,901	73,708		71,193
Total		$195,143	$193,538	$197,638	$208,325		$200,666
Total Delinquency Rates (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		12.29%	12.80%	13.65%	14.11%		12.93%
GNMA's buy-back option program		1.32%	1.40%	1.34%	1.31%		1.13%
Total mortgage		13.60%	14.20%	14.99%	15.42%		14.06%
Commercial		1.43%	1.25%	1.00%	1.18%		1.35%
Consumer		2.31%	2.46%	2.32%	2.26%		1.96%
Auto and Leasing		9.24%	8.85%	9.24%	10.09%		10.00%
Total		6.31%	6.34%	6.49%	6.92%		6.28%
Nonperforming Assets	(14)
Mortgage		$63,071	$66,781	$74,503	$75,592		$72,947
Commercial		23,519	19,387	19,786	23,347	(a)	207,768
Consumer		2,687	1,948	1,986	2,470		2,339
Auto and Leasing		8,295	8,709	9,052	9,477		7,337
Total nonperforming loans		97,572	96,825	105,327	110,886		290,391
Foreclosed real estate		15,320	12,946	11,867	9,819		10,463
Other repossessed assets		2,921	2,600	2,408	2,462		2,979
Total nonperforming assets		$115,813	$112,371	$119,602	$123,167		$303,833
Nonperforming Loan Rates
Mortgage		9.02%	9.41%	10.33%	10.28%		9.83%
Commercial		1.85%	1.55%	1.55%	1.84%	(a)	14.07%
Consumer		0.86%	0.65%	0.68%	0.89%		0.88%
Auto and Leasing		1.03%	1.11%	1.20%	1.30%		1.03%
Total loans		3.16%	3.17%	3.46%	3.68%		9.09%

(a) During Q3 2016, the Company entered into an agreement to sell its outstanding participation in the PREPA line of credit for $124 million, slightly lower than the adjusted book balance, net of reserves. At September 30, 2016, this line of credit was reported as other loans held for sale, at fair value. Proceeds were received on October 7, 2016. As a result of this transaction, the Company recognized a $56.2 million charge-off and a $2.9 provision for loan and lease losses during the quarter ended September 30, 2016.

9

OFG Bancorp (NYSE: OFG)
Table 7: Allowance for Loan and Lease Losses
	Quarter Ended June 30, 2017
				Auto and
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Consumer	Leasing	Unallocated	Total
Non-acquired loans
Balance at beginning of period	$18,578	$9,888	$13,394	$18,621	$2	$60,483
Provision (recapture) for loan and lease losses, net	2,185	12,096	4,819	3,720	(2)	22,818
Charge-offs	(2,162)	(4,841)	(4,012)	(7,775)	-	(18,790)
Recoveries	63	136	780	4,176	-	5,155
Balance at end of period	$18,664	$17,279	$14,981	$18,742	$-	$69,666
Allowance coverage ratio	2.67%	1.36%	4.77%	2.32%	0.00%	2.25%

Acquired loans
Acquired BBVAPR loans:
Acquired loans accounted for under ASC 310-20
Balance at beginning of period		$183	$2,591	$841	$-	$3,615
Provision (recapture) for loan and lease losses, net		(18)	508	(549)	-	(59)
Charge-offs		(126)	(771)	(205)	-	(1,102)
Recoveries		2	295	597	-	894
Balance at end of period		$41	$2,623	$684	$-	$3,348

Acquired loans accounted for under ASC 310-30
Balance at beginning of period	$3,573	$23,528	$-	$7,829	$-	$34,930
Provision for loan and lease losses, net	630	2,735	-	-	-	3,365
Allowance de-recognition	(62)	(649)	-	(90)	-	(801)
Balance at end of period	$4,141	$25,614	$-	$7,739	$-	$37,494

Acquired Eurobank loans:
Balance at beginning of period	$14,168	7,833	5	-	-	$22,006
Provision (recapture) for loan and lease losses, net	474	(62)	-	-	-	412
Allowance de-recognition	(991)	360	-	-	-	(631)
Balance at end of period	$13,651	$8,131	$5	$-	$-	$21,787

Total acquired loans
Balance at beginning of period	$17,741	31,544	2,596	8,670	-	60,551
Provision (recapture) for loan and lease losses, net	1,104	2,655	508	(549)	-	3,718
Charge-offs	-	(126)	(771)	(205)	-	(1,102)
Recoveries	-	2	295	597	-	894
Allowance de-recognition	(1,053)	(289)	-	(90)	-	(1,432)
Balance at end of period	$17,792	$33,786	$2,628	$8,423	$-	$62,629

10

OFG Bancorp (NYSE: OFG)
Table 8: Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired with Deteriorated Credit Quality, including those by Analogy)
	Quarter Ended June 30, 2017
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Construction	Auto	Consumer	Total
Accretable Yield and Non-Accretable Discount
Acquired BBVAPR loans:
Accretable Yield
Balance at beginning of period	$276,817	$34,848	$12,054	$6,583	$3,058	$333,360
Accretion	(7,694)	$(3,204)	$(1,309)	$(1,776)	$(556)	$(14,539)
Change in expected cash flows	1	15,313	680	98	50	16,142
Transfers (to) from non-accretable discount	1,024	(2,237)	(107)	(52)	(1,066)	(2,438)
Balance at end of period	$270,148	$44,720	$11,318	$4,853	$1,486	$332,525

Non-Accretable Discount
Balance at beginning of period	$309,993	$7,544	$7,259	$22,564	$18,159	$365,519
Change in actual and expected cash flows	(2,465)	(161)	(119)	1,344	206	(1,195)
Transfers from (to) accretable yield	(1,024)	2,237	107	52	1,066	2,438
Balance at end of period	$306,504	$9,620	$7,247	$23,960	$19,431	$366,762

			Construction &
			Development
	Loans Secured		Secured by
	by 1-4 Family	Commercial	1-4 Family
	Residential	and Other	Residential
	Properties	Construction	Properties	Leasing	Consumer	Total
Acquired Eurobank loans:
Accretable Yield
Balance at beginning of period	$44,697	$12,743	$1,871	$-	$-	$59,311
Accretion	(1,923)	(4,061)	(5)	(11)	(37)	(6,037)
Change in expected cash flows	19	543	6	(22)	74	620
Transfers from (to) non-accretable discount	219	(68)	34	33	(37)	181
Balance at end of period	$43,012	$9,157	$1,906	$-	$-	$54,075

Non-Accretable Discount
Balance at beginning of period	$7,426	$2,471	$333	$-	$6	$10,236
Change in actual and expected cash flows	(520)	(529)	-	33	(29)	(1,045)
Transfers (to) from accretable yield	(219)	68	(34)	(33)	37	(181)
Balance at end of period	$6,687	$2,010	$299	$-	$14	$9,010

11

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital

In addition to disclosing required regulatory capital measures, we also report certain non-GAAP capital measures that management uses in assessing its capital adequacy. These non-GAAP measures include tangible common equity ("TCE") and TCE ratio. The table below provides the details of the calculation of our regulatory capital and non-GAAP capital measures. While our non-GAAP capital measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies.

	2017	2017	2016	2016	2016
(Dollars in thousands) (unaudited)	Q2	Q1	Q4	Q3	Q2
Stockholders' Equity to Non-GAAP Tangible Common Equity
Total stockholders' equity	$938,969	$931,429	$920,411	$924,934	$915,890
Less: Intangible assets	(91,493)	(91,861)	(92,229)	(92,648)	(93,068)
Noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Tangible common equity	$681,606	$673,698	$662,312	$666,416	$656,952

Common stock outstanding at end of period	43,947	43,947	43,915	43,914	43,914
Tangible book value (Non-GAAP)	$15.51	$15.33	$15.08	$15.18	$14.96
Total Assets to Tangible Assets
Total assets	$6,235,826	$6,414,607	$6,501,824	$6,592,113	$6,712,596
Less: Intangible assets	(91,493)	(91,861)	(92,229)	(92,648)	(93,068)
Tangible assets (Non-GAAP)	$6,144,333	$6,322,746	$6,409,595	$6,499,465	$6,619,528
Non-GAAP TCE Ratio
Tangible common equity	$681,606	$673,698	$662,312	$666,416	$656,952
Tangible assets	6,144,333	6,322,746	6,409,595	6,499,465	6,619,528
TCE ratio	11.09%	10.66%	10.33%	10.25%	9.92%
Average Equity to Non-GAAP Average Tangible Common Equity
Average total stockholders' equity	$938,707	$926,011	$919,697	$919,171	$908,394
Less: Average noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Average noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Average total common stockholders' equity	$772,837	$760,141	$753,827	$753,301	$742,524
Less: Average intangible assets	(91,731)	(92,102)	(92,502)	(92,922)	(93,341)
Average tangible common equity	$681,106	$668,039	$661,325	$660,379	$649,183

12

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures (Continued)

		BASEL III
		Standardized
		2017	2017	2016	2016	2016
(Dollars in thousands) (unaudited)		Q2	Q1	Q4	Q3	Q2
Regulatory Capital Metrics
Common equity Tier 1 capital		$643,606	$626,707	$627,732	$612,792	$596,080
Tier 1 capital		840,703	822,847	819,661	801,882	788,349
Total risk-based capital	(15)	896,926	878,867	876,656	860,513	849,147
Risk-weighted assets		4,391,321	4,383,517	4,467,556	4,593,340	4,716,534
Regulatory Capital Ratios
Common equity Tier 1 capital ratio	(16)	14.66%	14.30%	14.05%	13.34%	12.64%
Tier 1 risk-based capital ratio	(17)	19.14%	18.77%	18.35%	17.46%	16.71%
Total risk-based capital ratio	(18)	20.42%	20.05%	19.62%	18.73%	18.00%
Leverage ratio	(19)	13.69%	13.20%	12.99%	12.35%	11.92%

Common Equity Tier 1 Capital Ratio Under Basel III Standardized Approach
Total stockholders' equity		$938,969	$931,429	$920,411	$924,934	$915,890
Less: Noncumulative perpetual preferred stock		(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs		10,130	10,130	10,130	10,130	10,130
Unrealized gains on available-for-sale securities, net of income tax		(256)	(3,849)	(2,209)	(17,554)	(18,085)
Unrealized losses on cash flow hedges, net of income tax		563	501	612	1,710	2,281
		773,406	762,211	752,944	743,220	734,216
Less: Disallowed goodwill		(86,069)	(86,069)	(86,069)	(86,069)	(86,069)
Disallowed other intangible assets, net	(20)	(2,646)	(2,826)	(2,255)	(2,408)	(2,561)
Disallowed deferred tax assets, net	(20)	(41,085)	(46,609)	(36,888)	(41,951)	(49,506)
Common equity Tier 1 capital		643,606	626,707	627,732	612,792	596,080
Plus: Qualifying noncumulative perpetual preferred stock		176,000	176,000	176,000	176,000	176,000
Qualifying noncumulative perpetual preferred stock issuance costs		(10,130)	(10,130)	(10,130)	(10,130)	(10,130)
Subordinated capital notes		35,000	35,000	35,000	35,000	35,000
Less: Disallowed deferred tax assets, net		(3,773)	(4,730)	(8,941)	(11,780)	(8,601)
Tier 1 capital		840,703	822,847	819,661	801,882	788,349
Plus tier 2 capital: Qualifying allowance for loan and lease losses		56,223	56,020	56,995	58,631	60,798
Total risk-based capital		$896,926	$878,867	$876,656	$860,513	$849,147

13

OFG Bancorp (NYSE: OFG)
Table 10: Notes to Financial Summary, Selected Metrics, Loans, and Consolidated Financial Statements (Tables 1 - 9)

(1)

We use the term "acquired loans" to refer to loans acquired from the BBVAPR acquisition (December 18, 2012) and loans acquired in the Eurobank FDIC-Assisted acquisition (April 30, 2010), recorded at fair value at acquisition. The majority of these loans acquired are subsequently accounted for based on estimated cash flows expected to be collected over the life of the loans (under the accounting standard known as ASC 310-30). Because the guidance takes into consideration future credit losses expected to be incurred over the life of the loans, there are no charge-offs or an allowance associated with this loans unless the estimated cash flows expected to be collected decrease subsequent to acquisition. In addition, these loans are not classified as delinquent or nonperforming even though the customer may be contractually past due because we expect that we will fully collect the carrying value of these loans. Acquired loans also include loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which at the end of the reporting period still have unamortized premium or discount. The fair value of these loans already include a credit mark for losses estimated on these loans.  The allowance for loan and lease losses for these loans considers such marks applied. The accounting and classification of these loans may significantly alter some of our reported credit quality metrics. We therefore supplement certain reported credit quality metrics with metrics adjusted to exclude the impact of these acquired loans.

(2)	Total banking and wealth management revenues.
(3)	Calculated based on net income available to common shareholders divided by average common shares outstanding for the period.
(4)

Calculated based on net income available to common shareholders plus the preferred dividends on the convertible preferred stock, divided by total average common shares outstanding and equivalents for the period as if converted.

(5)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding. See "Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(6)	Information includes all loans held for investment, including all acquired loans. Acquired loans, including those accounted for under ASC 310-30, are disclosed at carrying amount.
(7)	Calculated based on annualized net interest income for the period divided by average interest-earning assets for the period.
(8)	Calculated based on annualized income, net of tax, for the period divided by average total assets for the period.
(9)	Calculated based on annualized income available to common shareholders for the period divided by average tangible common equity for the period.
(10)	Calculated based on non-interest expense for the period divided by total net interest income and total banking and financial services revenues for the period.
(11)	Calculated based on annualized net charge-offs for the period divided by average loans held for investment for the period.
(12)	Non-GAAP ratios. See "Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures" for information on the calculation of each of these ratios.
(13)	Production of new loans (excluding renewals).
(14)

Loans accounted for under ASC 310-30 (loans acquired with deteriorated credit quality, including those by analogy), including Eurobank acquired loans, are considered to be performing due to the application of the accretion method, in which these loans will accrete interest income over the remaining life of the loans using estimated cash flow analyses. Therefore, they are not included as non-performing loans.

(15)	Total risk-based capital equals the sum of Tier 1 capital and Tier 2 capital.
(16)	Common equity Tier 1 capital ratio is a regulatory capital measure calculated based on Common equity Tier 1 capital divided by risk-weighted assets.
(17)	Tier 1 risk-based capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by risk-weighted assets.
(18)	Total risk-based capital ratio is a regulatory capital measure calculated based on Total risk-based capital divided by risk-weighted assets.
(19)	Leverage capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by average assets, after certain adjustments.
(20)	Amounts based on transition provisions for regulatory capital deductions and adjustments of 80% for 2017 and 60% for 2016.

14